UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): June 20, 2005


                             AFP Imaging Corporation
             (Exact name of registrant as specified in its charter)


           New York                  0-10832                 13-2956272
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)


             250 Clearbrook Road
             Elmsford, New York                           10523
   (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (914) 592-6100


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry into a Material Definitive Agreement.

On June 20, 2005, our Board of Directors adopted an Incentive Bonus Plan for our four named executive officers, David Vozick, our Chairman of the Board and Co-Chief Executive Officer; Donald Rabinovitch, our President and Co-Chief Executive Officer; Elise Nissen, our Chief Financial Officer, and Aida McKinney, our Vice-President of Administration. Under the Plan as adopted, the named executive officers will be entitled to incentive bonuses of up to 25% of base salary, payable in cash. The exact amount of such bonuses will be determined based on a percentage range parameter relative to our net income before taxes for our fiscal year ending June 30, 2006. Members of the Board of Directors who do not have a vested interest in the Incentive Plan will have discretion to vary such bonuses based on special circumstances.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 24, 2005

                                             AFP Imaging Corporation



                                             By: /s/ Elise Nissen
                                                 -------------------------------
                                                 Elise Nissen
                                                 Chief Financial Officer



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